NOTICE OF TERMINATION OF OFFERING AND
REMOVAL OF SHARES FROM REGISTRATION

   Conestoga Enterprises, Inc. (the "Company") hereby removes from registration 78,761 shares of its $1.00 par value common stock and the Company's Employee Stock Purchase Plan (the "Plan") registered under Registration Number 333-41283 in accordance with Undertaking (a)(3) of the Form S-8 Registration Statement filed on December 1, 1997 and amended by Post Effective Amendment No. 1 on February 1, 1999. Pursuant to the Company's Employee Stock Purchase Plan approved by the shareholders on May 3, 1997, 100,000 shares were offered to the Company's employees. 21,239 shares were sold under the Plan. The Plan was terminated as of July 31, 2001. 78,761 shares registered under the Plan remained unissued after the termination of the Plan.

As filed with the Securities and Exchange Commission
on September 4, 2001

Registration No. 333-41283

______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POSTEFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONESTOGA ENTERPRISES, INC.
Pennsylvania	23-256-5087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 East First Street, Birdsboro, Pennsylvania 19508 (610) 582-8711
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

THE CONESTOGA TELEPHONE AND TELEGRAPH COMPANY EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

John S. Hibschman, Esquire
Barley, Snyder, Senft & Cohen, LLC
P.O. Box 942
501 Washington Street
Reading, Pennsylvania 19603-0942
(610) 376-6651

(Name, address, including zip code, and telephone number, including area code, of agent for service)

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Posteffective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 31st day of August, 2001.

CONESTOGA ENTERPRISES, INC.

By:/s/ Albert H. Kramer
     Albert H. Kramer, President

   Pursuant to the requirements of the Securities Act of 1933, this Posteffective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the Issuer meets all of the requirements for filing of Form S-8.

Signature	Title	Date

/s/ John R. Bentz	Chairman of the Board and a Director	8/31/01
John R. Bentz

/s/ Thomas E. Brown	Director	8/31/01
Thomas E. Brown

/s/ James H. Murray	Director	8/31/01
James H. Murray

/s/ Kenneth A. Benner	Secretary/Treasurer and a Director	8/31/01
Kenneth A. Benner

/s/ Albert H. Kramer	President	8/31/01
Albert H. Kramer

/s/ Donald R. Breitenstein	Senior Vice President and a Director (principal accounting officer)	8/31/01
Donald R. Breitenstein

/s/ Robert E. Myers	Director	8/31/01
Robert E. Myers

/s/ Jean M. Ruhl	Director	8/31/01
Jean M. Ruhl

/s/ John M. Sausen	Director	8/31/01
John M. Sausen

/s/ Richard G. Weidner	Director	8/31/01
Richard G. Weidner

   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Posteffective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 31st day of August, 2001.

THE CONESTOGA TELEPHONE AND TELEGRAPH
COMPANY EMPLOYEE STOCK PURCHASE PLAN

By:/s/ Richard G. Weidner
      Richard G. Weidner
      Chairman of Administration Committee

   Pursuant to the requirements of the Securities Act of 1933, this Posteffective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard G. Weidner	Chairman of the Administration Committee	8/31/01
Richard G. Weidner

/s/ Robert E. Myers	Member of the Administration Committee	8/31/01
Robert E. Myers

/s/ Jean M. Ruhl	Member of the Administration Committee	8/31/01
Jean M. Ruhl